UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PSS World Medical, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PSS WORLD MEDICAL, INC.

4345 Southpoint Blvd.

Jacksonville, Florida 32216

SUPPLEMENT TO THE PROXY STATEMENT FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 19, 2013

This is a supplement to the Proxy Statement dated January 16, 2013 (the “Proxy Statement”) of PSS World Medical, Inc. (“PSS,” the “Company,” “we” or “us”) that was mailed to shareholders of the Company in connection with the solicitation of proxies for use at the special meeting of shareholders to be held on February 19, 2013, at 10:00 a.m., Eastern time, at the Enterprise Park Building located at 4190 Belfort Road, Jacksonville, Florida 32216, next to the Company’s corporate headquarters. The special meeting will be held for the following purposes:

1.	To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of October 24, 2012 (the “merger agreement”), by and among McKesson Corporation (“McKesson”), Palm Merger Sub, Inc., and the Company. Pursuant to the merger agreement and in accordance with the applicable provisions of the Florida Business Corporation Act (the “FBCA”), upon completion of the merger, Palm Merger Sub, Inc. will merge with and into the Company and the holders of Company common stock will be entitled to receive $29.00 in cash, without interest and less any applicable withholding tax, per share of Company common stock held by them at the effective time of the merger;

2.	To consider and vote on a non-binding advisory proposal to approve the compensation that may become payable to the Company’s named executive officers in connection with the merger; and

3.	To consider and vote on a proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in support of Proposal 1 if there are insufficient votes at the time of the meeting to approve the merger agreement.

The Board of Directors has fixed the close of business on January 7, 2013 as the record date for the purpose of determining the shareholders entitled to notice of and to vote at the special meeting and any adjournments or postponements thereof.

Please refer to the Proxy Statement with respect to the business to be transacted at the meeting. Our Board of Directors has unanimously determined that the merger agreement and the merger are advisable, fair to and in the best interest of the Company and our shareholders. The Board of Directors unanimously recommends that you vote your shares “FOR” the approval of the merger agreement and “FOR” the approval of the two related proposals described in the Proxy Statement.

The Merger—Interests of the Company’s Directors and Executive Officers in the Merger

The following disclosure supplements the discussion on page 52 of the Proxy Statement by adding the following after the second full paragraph on that page:

Split Dollar Life Insurance Plan Agreements

Each of the Company’s executive officers is party to a Split Dollar Life Insurance Plan Agreement with the Company, which we refer to as the “Split Dollar Agreements.” Pursuant to the Split Dollar Agreements, each executive is provided life insurance benefits under an endorsement split dollar arrangement, where the Company owns the insurance policy and pays the full amount of premiums required to maintain the policy. Upon the executive’s death, the executive’s beneficiary is entitled to receive specified death proceeds and the Company is entitled to all remaining proceeds, including the cash surrender value of the policy.

The Split Dollar Agreements expire 30 days after termination of the executive’s employment for any reason or executive’s notice to the Company of termination of the agreement. If termination of a Split Dollar Agreement occurs following a “change in control,” which would include the consummation of the merger, the Company will transfer ownership of the underlying insurance policy to the executive. As of January 18, 2013, the estimated cash values of the policies are as follows: Mr. Corless, $330,529; Mr. Bronson, $394,526; Mr. Sasen, $621,386; Mr. English, $111,005; Mr. Hilton, $161,740; Mr. Dienes, $156,376; Mr. Steele, $53,469; Mr. DeRienzis, $30,474; and Mr. Klarner, $35,124.

The table on page 52 of the Proxy Statement is supplemented to include the estimated cash values of the Split Dollar Agreements by replacing the table with following:

Name	Cash ($)		Equity ($)(3)	Perquisites/ Benefits ($)(4)	Other ($)(5)	Total ($)(6)
Gary A. Corless	5,026,800	(1)	7,868,778	30,000	330,529	13,256,107
David M. Bronson	1,644,946	(2)	3,661,919	30,000	394,526	5,731,391
John F. Sasen, Sr.	1,084,926	(2)	2,552,381	15,000	621,386	4,273,693
Kevin P. English	941,585	(2)	2,477,387	15,000	111,005	3,544,977
Bradley J. Hilton	932,512	(2)	2,477,387	15,000	161,740	3,586,639

The following disclosure supplements the discussion on page 53 of the Proxy Statement by adding the following new footnote (5) after footnote (4):

(5)	Amounts reflect the estimated cash value of insurance policies under the Split Dollar Agreements that are transferrable to the executive following the merger in the event the executive’s employment is terminated or the executive elects to terminate the Split Dollar Agreement.

Footnote (5) page 53 of the Proxy Statement is supplemented by renumbering footnote (5) as footnote (6) and replacing the table in the footnote with the following:

Name	Single Trigger ($)	Double Trigger ($)
Gary A. Corless	8,776,107	4,480,000
David M. Bronson	4,275,414	1,455,977
John F. Sasen, Sr.	3,353,755	919,939
Kevin P. English	2,724,630	820,347
Bradley J. Hilton	2,776,546	810,093

Proposal 2: Advisory Vote on Executive Compensation

The table on page 76 of the Proxy Statement is supplemented to include the estimated cash values of the Split Dollar Agreements by replacing the table with following:

Name	Cash ($)		Equity ($)(3)	Perquisites/ Benefits ($)(4)	Other ($)(5)	Total ($)(6)
Gary A. Corless	576,800	(1)	7,868,778	—	330,529	8,776,107
David M. Bronson	1,644,946	(2)	3,661,919	30,000	394,526	5,731,391
John F. Sasen, Sr.	1,084,926	(2)	2,552,381	15,000	621,386	4,273,693
Kevin P. English	941,585	(2)	2,477,387	15,000	111,005	3,544,977
Bradley J. Hilton	932,512	(2)	2,477,387	15,000	161,740	3,586,639

The following disclosure supplements the discussion on page 77 of the Proxy Statement by adding the following new footnote (5) after footnote (4):

(5)	Amounts reflect the estimated cash value of insurance policies under the Split Dollar Agreements that are transferable to the executive following the merger in the event the executive’s employment is terminated or the executive elects to terminate the Split Dollar Agreement.

Footnote (5) page 77 of the Proxy Statement is supplemented by renumbering footnote (5) as footnote (6) and replacing the table in the footnote with the following:

Name	Single Trigger ($)	Double Trigger ($)
Gary A. Corless	8,776,107	—
David M. Bronson	4,275,414	1,455,977
John F. Sasen, Sr.	3,353,755	919,939
Kevin P. English	2,724,630	820,347
Bradley J. Hilton	2,776,546	810,093

Forward-Looking Statements

Certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are included in this communication. Statements that are not historical facts or that describe our plans, beliefs, goals, intentions, objectives, projections, expectations, or future events are forward-looking statements. In addition, words such as “estimate,” and similar expressions identify forward-looking statements. Specifically, this communication contains, among others, forward-looking statements regarding the cash values of the Split Dollar Agreements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, we caution you not to place undue reliance on any of these forward-looking statements. We have no obligation and we do not intend to update, revise or correct any of the forward-looking statements made in this communication, whether as a result of new information, future developments or otherwise, unless otherwise required by law. Important factors that could cause actual events to differ materially from those contemplated by the forward-looking statements include, among others, risks related to the timing or ultimate completion of the merger, as the merger is subject to certain closing conditions, as well as the risks and uncertainties discussed in Part I, Item IA. Risk Factors in our Annual Report on Form 10-K for the year ended March 30, 2012 and the Proxy Statement. These risks are not intended to be an exhaustive list of the risks related to the merger and should be read in conjunction with the other information in the Proxy Statement.

Additional Information and Where to Find It

In connection with the proposed merger, the Company has filed with the Securities and Exchange Commission (the “SEC”) and mailed to its shareholders a definitive proxy statement that contains important information about the Company, McKesson and its subsidiary acquiring the Company, the proposed merger and related matters. Shareholders are urged to carefully read the definitive Proxy Statement, including amendments and supplements thereto, as it contains important information that shareholders should consider before making a decision about the proposed merger. The Company’s shareholders are able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website, www.sec.gov, or by directing a request by mail or telephone to PSS World Medical, Inc., 4345 Southpoint Boulevard, Jacksonville, Florida 32216, attn: Corporate Secretary, or from the Company’s website, www.pssworldmedical.com.

Participants in the Solicitation

The Company and its directors, officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the special meeting of shareholders that will be held to consider the proposed merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2012 Annual Meeting of shareholders, which was filed with the SEC on July 6, 2012. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed merger, which may be different than those of the Company’s shareholders generally, by reading the definitive Proxy Statement.